Exhibit 99.1

DocGo Announces Strong Second Quarter 2024 Results

Company Raises Cash Flow From Operations Guidance to $80-$90 Million, Reiterates 2024 Revenue Guidance of $600-$650 Million and Adjusted EBITDA1 Guidance of $65-$75 Million

Management to Host Conference Call and Webcast Today at 5:00 PM Eastern Time (Note Corrected Call Information Below)

NEW YORK, NY, August 7, 2024 – DocGo Inc. (Nasdaq: DCGO) (“DocGo” or the “Company”), a leading provider of technology-enabled mobile health services, today announced financial and operating results for the quarter ended June 30, 2024.

Second Quarter 2024 Financial Highlights

•Total revenue for the second quarter of 2024 was $164.9 million, compared to $125.5 million in the second quarter of 2023, an increase of 31%.
•GAAP gross margin (which includes non-cash depreciation expenses) for the second quarter of 2024 was 31.3%, compared to 30.3% in the second quarter of 2023.
•Adjusted gross margin2 for the second quarter of 2024 was 33.9%, compared to 33.4% in the second quarter of 2023.
•Net income was $5.9 million for the second quarter of 2024, compared to $1.3 million in the second quarter of 2023, an increase of 354%.
•Adjusted EBITDA2 was $17.2 million for the second quarter of 2024, compared to $9.1 million for the second quarter of 2023, an increase of 89%.
•Mobile Health Services revenue for the second quarter of 2024 was $116.7 million, compared to $80.1 million for the second quarter of 2023, an increase of 46%. For the first half of 2024, Mobile Health Services revenue was $260.7 million, compared to $153.0 million for the first half of 2023, an increase of 70%.
•Transportation Services revenue in the second quarter of 2024 was $48.2 million, compared to $45.4 million for the second quarter of 2023, an increase of 6%. For the first half of 2024, Transportation Services revenue was $96.4 million, compared to $85.5 million for the first half of 2023, an increase of 13%.
•As of June 30, 2024, the Company held total cash and cash equivalents, including restricted cash, of approximately $85.8 million, compared to $58.9 million as of March 31, 2024.

2024 Guidance

•Full-year 2024 revenue is expected to be $600-$650 million.
•Full-year 2024 adjusted EBITDA2 is expected to be $65-$75 million.
•Revenue for our 2024 base business is expected to be $280-$300 million.
•The Company now expects to generate $80-$90 million in cash flow from operations for calendar year 2024, up from our previous expectation of $70-$80 million.
•In 2025, the Company continues to expect its base business to grow by more than 30%, with an adjusted EBITDA margin1 in excess of 10%.

Select Corporate Highlights for the Second Quarter 2024 and Recent Weeks

•More than doubled the number of patients assigned to the Company by its insurance partners for care gap closure services when compared to the end of the prior quarter.
•Secured five new contracts to provide healthcare services in markets across the United States, including remote patient monitoring, virtual care management, chronic care management, and cardiac implantable electronic devices.
•Announced the establishment of a new Medical Advisory Board that includes physicians and specialists from leading institutions to offer counsel and expertise on the Company’s clinical offerings in addition to publishing research on the impact of the Company’s programs on patient outcomes.
•Announced the launch of the Company’s first municipal mobile x-ray program in New York City.

•Launched a new feature for our technology platform specifically designed to support our health plan partnerships. This update centralizes all scheduling across telehealth, mobile health, and primary care visits, ensuring a seamless process for our clinical teams.
•Rated as one of US News and World Report’s 2024 Best Companies to Work For, further demonstrating DocGo’s positive, employee-centric culture.
•Signed a two-year contract extension to provide medical transportation for the London-based Imperial College Healthcare NHS Trust from June 2024 through June 2026. This is the Company’s largest contract in the UK, which responds to approximately 30,000 requests for transport per month.
•Announced the launch of a new contract to provide emergency medical and 911 services to the city of Dover, DE.
•Announced the launch of a new Well Child Visits program with a major insurance provider to help eliminate barriers to pediatric preventive care and advance health equity for children & families in New York City. The program is expected to expand across New York State and to California in the coming months.
•The Company’s Board of Directors authorized a new share repurchase program through the end of the year of up to $26 million (which was the approximate amount remaining under the prior authorization which expired on July 30, 2024).

Lee Bienstock, Chief Executive Officer of DocGo, commented, “I continue to be extremely pleased with both our operational execution and the frequency and diversity of new contract wins. While the majority of these new contracts start out smaller in nature, we believe they have substantial growth potential. As we gradually wind down our large migrant-related contract with HPD, it has freed up significant bandwidth to pursue a wide variety of mobile health opportunities both with municipalities and in the private sector. We have placed a heavy emphasis on opening dialogue with strategic partners that can benefit from DocGo’s technology and mobile healthcare delivery capabilities and we are starting to see that bear fruit in the form of new contracts being signed and a strengthening of our pipeline.”

Norm Rosenberg, Chief Financial Officer of DocGo, also commented, "We saw a significant increase in our cash balance and generated more than $35 million in cash flow from operations during the period. We continue to work closely with our municipal partners to normalize payment timing and expect further considerable progress in our cash collections over the coming quarters.” Rosenberg continued, “Our gross margins improved from those of the prior year, and we expect further improvement in the second half as our ongoing cost rationalization initiatives take further hold.”

1Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. We have not reconciled adjusted EBITDA outlook or adjusted EBITDA margin outlook to the most comparable GAAP outlooks because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide an outlook for the comparable GAAP measures (net income and net margin). Forward-looking estimates of adjusted EBITDA and adjusted EBITDA margin are made in a manner consistent with the relevant definitions and assumptions noted herein.

2Adjusted gross margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for additional information on these non-GAAP financial measures and reconciliations to the most comparable GAAP measures.

Conference Call and Webcast Details

Wednesday, August 7, 2024 @ 5pm ET

1-800-343-4136 - Investors Dial
1-203-518-9843 - Int’l Investors Dial
Meeting Number: DOCGO

Webcast:
https://viavid.webcasts.com/starthere.jsp?ei=1677541&tp_key=8feb985347

The webcast can also be accessed under Events on the Investors section of the Company’s website, https://ir.docgo.com/.

About DocGo

DocGo is leading the proactive healthcare revolution with an innovative care delivery platform that includes mobile health services, remote patient monitoring and ambulance services. DocGo is helping to reshape the traditional four-

wall healthcare system by providing high quality, highly accessible care to patients where and when they need it. DocGo’s proprietary technology and dedicated field staff of certified health professionals elevate the quality of patient care and drive business efficiencies for municipalities, hospital networks and health insurance providers. With Mobile Health, DocGo empowers the full promise and potential of telehealth by facilitating healthcare treatment, in tandem with a remote advanced practice provider, in the comfort of a patient’s home or workplace. Together with DocGo’s integrated Ambulnz medical transport services, DocGo is bridging the gap between physical and virtual care. For more information, please visit www.docgo.com. To get an inside look on how the proactive healthcare revolution is helping transform healthcare by reducing costs, increasing efficiency and improving outcomes, visit www.proactivecarenow.com.

Forward-Looking Statements

This earnings release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the plans, strategies, outcomes, and prospects, both business and financial, of the Company, including the provision of services under its existing contracts, including its contract with the New York City Department of Housing Preservation and Development, and the expansion of the Company’s programs with insurance partners and hospital systems and population health programs and other strategic partners and the Company’s growth margin. These statements are based on the beliefs and assumptions of the Company’s management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, outcomes, results or expectations. Accordingly, you should not place undue reliance on such statements. All statements other than statements of historical fact are forward-looking, including, but not limited, to statements regarding the Company’s future actions, business strategies or models, plans, goals, future events, future revenues, future margins, current and future revenue guidance, future growth or performance, financing needs, business trends, results of operations, objectives and intentions with respect to future operations, services and products, and new and existing contracts or partnerships. In some cases, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “might,” “will,” “should,” “could,” “can,” “would,” “design,” “potential,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or the negative of these terms or similar expressions.

Forward-looking statements are inherently subject to substantial risks, uncertainties and assumptions, many of which are beyond the Company’s control, and which may cause the Company’s actual results or outcomes, or the timing of results or outcomes, to differ materially from those contained in the Company’s forward-looking statements, including, but not limited to the following: impacts related to accelerated wind down of migrant-related services; the Company’s provision of services under its contract with HPD and its ability to expand its programs with insurance partners and hospital systems and population health programs and other strategic partners; the Company’s ability to successfully implement its business strategy, including delivering value to shareholders via buybacks; the Company’s reliance on and ability to maintain its contractual relationships with its healthcare provider partners and clients; the Company’s ability to compete effectively in a highly competitive industry; the Company’s ability to maintain existing contracts; the Company’s reliance on government contracts; the Company’s ability to effectively manage its growth; the Company’s financial performance and future prospects; the Company’s ability to deliver on its business strategies or models, plans and goals; the Company’s ability to expand geographically; the Company’s M&A activity; the Company’s ability to retain its workforce and management personnel and successfully manage leadership transitions; the Company’s ability to collect on customer receivables; the Company’s ability to maintain its cash position; risks associated with the Company’s share repurchase program; expected impacts of macroeconomic factors, including inflationary pressures, general economic slowdown or a recession, rising interest rates, foreign exchange rate volatility, changes in monetary pressure, financial institution instability or the prospect of a shutdown of the U.S. federal government; potential changes in federal, state or local government policies regarding immigration and asylum seekers; expected impacts of geopolitical instability; the Company’s competitive position and opportunities, including its ability to realize the benefits from its operating model; the Company’s ability to improve gross margins; the Company’s ability to implement and deliver on cost-containment measures and ongoing cost rationalization initiatives ; legislative and regulatory actions; the impact of legal proceedings and compliance risk; volatility of the Company’s stock price; the impact on the Company’s business and reputation in the event of information technology system failures, network disruptions, cyber incidents or losses or unauthorized access to, or release of, confidential information; and the ability of the Company to comply with laws and regulations regarding data privacy and protection and other risk factors included in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Moreover, the Company operates in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this earnings release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this earnings release are based on events or circumstances as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this earnings release to reflect events or circumstances after the date of this earnings release or to reflect new information or the occurrence of unanticipated events, except as and to the extent required by law. The Company’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2024	December 31, 2023
	Unaudited	Audited
ASSETS
Current assets:
Cash and cash equivalents	$ 66,059,922	$ 59,286,147
Accounts receivable, net of allowance for credit loss of $6,263,055 and $6,276,454 as of June 30, 2024 and December 31, 2023, respectively	257,503,002	262,083,462
Prepaid expenses and other current assets	5,144,917	17,499,953
Total current assets	328,707,841	338,869,562
Property and equipment, net	15,996,793	16,835,484
Intangibles, net	35,973,775	37,682,928
Goodwill	47,505,110	47,539,929
Restricted cash	19,763,472	12,931,839
Operating lease right-of-use assets	9,372,463	9,580,535
Finance lease right-of-use assets	14,079,838	12,003,919
Equity method investments	554,879	553,573
Deferred tax assets	13,912,812	11,888,539
Other assets	2,298,704	2,565,649
Total assets	$ 488,165,687	$ 490,451,957
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 30,804,149	$ 19,827,258
Accrued liabilities	63,186,648	91,340,609
Line of credit	30,000,000	25,000,000
Notes payable, current	25,501	28,131
Due to seller	4,459,079	7,823,009
Contingent consideration	18,514,346	19,792,982
Operating lease liability, current	3,011,208	2,773,020
Finance lease liability, current	4,115,944	3,534,073
Total current liabilities	154,116,875	170,119,082
Notes payable, non-current	27,329	41,586
Operating lease liability, non-current	6,766,108	7,223,941
Finance lease liability, non-current	9,268,771	7,896,392
Total liabilities	170,179,083	185,281,001
Commitments and contingencies
Stockholders’ equity:
Common stock ($0.0001 par value; 500,000,000 shares authorized as of June 30, 2024 and December 31,2023; 101,682,770 and 104,055,168 shares issued and outstanding as of June 30, 2024 and December 31,2023, respectively)	10,168	10,406
Additional paid-in-capital	317,403,960	320,693,866

Accumulated deficit	(3,637,258)	(21,394,310)
Accumulated other comprehensive income	1,378,744	1,484,905
Total stockholders’ equity attributable to DocGo Inc. and Subsidiaries	315,155,614	300,794,867
Noncontrolling interests	2,830,990	4,376,089
Total stockholders’ equity	317,986,604	305,170,956
Total liabilities and stockholders’ equity	$ 488,165,687	$ 490,451,957

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues, net	$ 164,949,716	$ 125,486,760	$ 357,037,245	$ 238,489,463
Expenses:
Cost of revenues (exclusive of depreciation and amortization, which is shown separately below)	109,072,737	83,617,876	233,881,651	164,844,374
Operating expenses:
General and administrative	34,751,093	30,797,237	74,932,128	60,017,554
Depreciation and amortization	4,201,658	3,831,061	8,384,439	7,480,390
Legal and regulatory	4,013,796	2,404,856	8,327,299	6,043,177
Technology and development	2,368,999	2,574,389	4,757,918	4,437,968
Sales, advertising and marketing	392,284	685,387	729,294	992,633
Total expenses	154,800,567	123,910,806	331,012,729	243,816,096
Income (loss) from operations	10,149,149	1,575,954	26,024,516	(5,326,633)
Other income (expense):
Interest (expense) income, net	(513,650)	521,872	(882,658)	1,331,044
Change in fair value of contingent liability	(332,638)	-	(326,192)	-
Loss on equity method investments	(64,014)	(90,573)	(147,181)	(205,859)
Loss on remeasurement of operating and finance leases	(21,192)	-	(25,889)	-
Gain (loss) on disposal of fixed assets	12,563	(98,630)	65,398	(153,469)
Other income (expense)	337,276	(920,058)	581,883	(705,178)
Total other income (expense)	(581,655)	(587,389)	(734,639)	266,538

Net income (loss) before income tax provision	9,567,494	988,565	25,289,877	(5,060,095)
(Provision for) benefit from income taxes	(3,708,920)	355,054	(8,827,924)	2,484,924
Net income (loss)	5,858,574	1,343,619	16,461,953	(2,575,171)
Net income (loss) attributable to noncontrolling interests	(671,029)	3,354,886	(1,295,099)	2,901,766
Net income (loss) attributable to stockholders of DocGo Inc. and Subsidiaries	6,529,603	(2,011,267)	17,757,052	(5,476,937)
Other comprehensive income
Foreign currency translation adjustment	33,973	405,778	(106,161)	649,436
Total comprehensive income (loss)	$ 6,563,576	$ (1,605,489)	$ 17,650,891	$ (4,827,501)

Net income (loss) per share attributable to DocGo Inc. and Subsidiaries - Basic	$ 0.06	$ (0.02)	$ 0.17	$ (0.05)

Weighted-average shares outstanding - Basic	101,840,612	103,585,661	102,829,487	103,085,257

Net income (loss) per share attributable to DocGo Inc. and Subsidiaries - Diluted	$ 0.06	$ (0.02)	$ 0.17	$ (0.05)
Weighted-average shares outstanding - Diluted	106,324,345	103,585,661	107,313,220	103,085,257

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ 5,858,574	$ 1,343,619	$ 16,461,953	$ (2,575,171)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of property and equipment	1,476,657	1,590,037	2,907,965	3,072,647
Amortization of intangible assets	1,583,871	1,414,944	3,278,854	2,780,580
Amortization of finance lease right-of-use assets	1,141,130	826,080	2,197,620	1,627,163
(Gain) loss on disposal of assets	(12,563)	98,630	(65,398)	153,469
Deferred income tax	(1,968,495)	(274,242)	(2,024,271)	(1,289,797)
Loss on equity method investments	64,014	90,573	147,181	205,859
Bad debt expense	1,413,037	2,879,277	2,770,658	976,690
Stock-based compensation	2,611,930	3,351,122	6,600,269	11,801,138
Loss on remeasurement of operating and finance leases	21,192	-	25,889	-
Gain on liquidation of business	-	-	-	70,284
Change in fair value of contingent consideration	332,638	-	326,192	-
Changes in operating assets and liabilities:
Accounts receivable	20,851,331	9,260,366	(1,550,265)	(15,407,684)
Prepaid expenses and other current assets	5,614,779	(49,409)	12,343,116	(223,468)
Other assets	108,961	(188,349)	46,945	86,334
Accounts payable	5,145,678	(12,319,429)	10,946,569	(14,901,225)
Accrued liabilities	(7,186,428)	2,669,950	(27,996,715)	1,198,399
Net cash provided by (used in) operating activities	37,056,306	10,693,169	26,416,562	(12,424,782)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(1,202,967)	(1,583,581)	(2,154,669)	(3,559,656)
Acquisition of intangibles	(794,918)	(526,158)	(1,567,957)	(1,931,602)
Acquisition of businesses	-	(21,778,068)	-	(20,203,464)
Equity method investments	(148,487)	-	(148,487)	-
Proceeds from disposal of property and equipment	57,713	159,818	82,713	277,238
Net cash used in investing activities	(2,088,659)	(23,727,989)	(3,788,400)	(25,417,484)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit line	-	-	45,000,000	-
Repayments of revolving credit line	-	-	(40,000,000)	-
Repayments of notes payable	(7,263)	(118,337)	(16,887)	(247,707)
Due to seller	(1)	8,938,361	(3,863)	(2,556,188)
Earnout payments on contingent liabilities	(1,600,029)	-	(1,600,029)	-
Dividends paid to noncontrolling interest	(250,000)	-	(250,000)	-
Proceeds from exercise of stock options	684	706,405	684	1,123,295
Payments for taxes related to shares withheld for employee taxes	(245,386)	-	(266,332)	-
Common stock repurchased	(4,904,452)	-	(9,782,011)	-
Payments on obligations under finance lease	(1,060,201)	(766,492)	(2,029,789)	(1,510,522)
Net cash used in financing activities	(8,066,648)	8,759,937	(8,948,227)	(3,191,122)

Effect of exchange rate changes on cash and cash equivalents	28,532	516,927	(74,527)	685,076

Net increase (decrease) in cash and restricted cash	26,929,531	(3,757,956)	13,605,408	(40,348,312)
Cash and restricted cash at beginning of period	58,893,863	127,518,718	72,217,986	164,109,074
Cash and restricted cash at end of period	$ 85,823,394	$ 123,760,762	$ 85,823,394	$ 123,760,762

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$ 464,235	$ 93,943	$ 912,292	$ 126,770

Cash paid for interest on finance lease liabilities	$ 184,944	$ 132,467	$ 366,827	$ 259,051

Cash paid for income taxes	$ 813,677	$ 4,183,760	$ 1,371,274	$ 4,223,810

Right-of-use assets obtained in exchange for lease liabilities	$ 2,947,501	$ 612,493	$ 5,739,465	$ 1,538,961

Remeasurement of finance lease right-of-use asset due to lease modification	$ -	$ -	$ 300,000	$ -

Fixed assets acquired in exchange for notes payable	$ -	$ 472,938	$ -	$ 623,017

Supplemental non-cash investing and financing activities:
Acquisition of remaining FMC NA through due to seller and issuance of stock	$ -	$ 7,000,000	$ -	$ 7,000,000
Acquisition of CRMS	$ -	$ 1,000,000	$ -	$ 1,000,000
Pre-acquisition receivables written off through due to seller	$ 3,360,067	$ -	$ 3,360,067	$ -

Reconciliation of cash and restricted cash
Cash	$ 66,059,922	$ 109,159,519	$ 66,059,922	$ 109,159,519

Restricted cash	19,763,472	14,601,243	19,763,472	14,601,243

Total cash and restricted cash shown in statement of cash flows	$ 85,823,394	$ 123,760,762	$ 85,823,394	$ 123,760,762

Non-GAAP Financial Measures

The following information provides definitions and reconciliation of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Adjusted Gross Margin

Adjusted gross profit and adjusted gross margin are considered non-GAAP financial measures under SEC rules because they exclude certain amounts included in gross profit and gross margin calculated in accordance with GAAP. Adjusted gross profit is total revenue minus cost of revenue, excluding depreciation and amortization (which are shown separately), and adjusted gross margin is adjusted gross profit as a percentage of total revenue.

The Company’s management believes that adjusted gross margin is useful in evaluating DocGo’s operating performance, as the calculation of this measure excludes the impact of non-cash depreciation and amortization charges. The Company’s management believes that by using adjusted gross margin in conjunction with GAAP gross margin, investors will get a more complete view of what management considers to be the Company’s core operating performance and allow for comparison of this measure when compared to those of prior periods. While many companies use adjusted gross margin as a performance measure, not all companies use identical calculations for determining adjusted gross margin. As such, DocGo’s presentation of adjusted gross margin might not be comparable to similarly titled measures of other companies.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under SEC rules because it excludes certain amounts included in net income (loss) calculated in accordance with GAAP. Specifically, adjusted EBITDA is arrived at by taking reported GAAP net income and adding back the following items: net interest expense (income), provision for (benefit from) income taxes, depreciation and amortization, other (income) expense, non-cash equity-based compensation and certain other non-recurring expenses consisting of certain one-time legal settlements and certain one-time expenses incurred in connection with acquisitions and other corporate activities, beyond those that are typically incurred.

The Company’s management believes that its adjusted EBITDA measure is useful in evaluating DocGo’s operating performance, as the calculation of this measure generally eliminates the effect of financing and income taxes and the accounting effects of capital spending and acquisitions, as well as other items of a non-recurring and/or non-cash nature. Adjusted EBITDA is not intended to be a measure of GAAP cash flow, as this measure does not consider certain cash-based expenses, such as payments for taxes or debt service.

Management believes that using adjusted EBITDA in conjunction with GAAP measures such as net income assists investors in getting a more complete picture of the Company’s financial results and operations, affording them with a more complete view of what management considers to be the Company’s core operating performance as well as offering the ability to assess such performance as compared with that of prior periods and management’s public guidance. While many companies use adjusted EBITDA as a performance measure, not all companies use identical calculations for determining adjusted EBITDA. As such, DocGo’s presentation of adjusted EBITDA might not be comparable to similarly titled measures of other companies.

Adjusted EBITDA Margin

Adjusted EBITDA margin is considered a non-GAAP measure under SEC rules. It is calculated by dividing adjusted EBITDA by revenues. Management believes using adjusted EBITDA margin in conjunction with GAAP measures, such as gross margin and/or net margin, is useful to investors because it assists investors in getting a more complete view of what management considers the Company’s core operating performance, as expressed in marginal terms. While many companies use adjusted EBITDA margin as a performance measure, not all companies use identical calculations for determining adjusted EBITDA margin. As such, DocGo’s presentation of adjusted EBITDA margin might not be comparable to similarly titled measures of other companies.

Reconciliation of Non-GAAP Measures

The table below reflects the reconciliation of GAAP gross margin and adjusted gross margin for the three and six months ended June 30, 2024 compared to the same period in 2023:

	Q2		YTD (June)
	2024	2023	2024	2023
Revenue	$ 164,949,716	$ 125,486,760	$ 357,037,245	$ 238,489,463
Cost of revenue (exclusive of depreciation and amortization, which are shown separately below)	(109,072,737)	(83,617,876)	(233,881,651)	(164,844,374)
Depreciation and amortization	(4,201,658)	(3,831,061)	(8,384,439)	(7,480,390)
GAAP gross profit	51,675,321	38,037,823	114,771,155	66,164,699

Depreciation and amortization	4,201,658	3,831,061	8,384,439	7,480,390
Adjusted gross profit	55,876,979	41,868,884	123,155,594	73,645,089

GAAP gross margin	31.3%	30.3%	32.1%	27.7%
Adjusted gross margin	33.9%	33.4%	34.5%	30.9%

The table below reflects the reconciliation of net income (loss) to adjusted EBITDA for the three and six months ended June 30, 2024 compared to the same period in 2023 and the first quarter of 2024 (in millions):

	Q2		YTD		Q1
	2024	2023	2024	2023	2024
Net income (GAAP)	$5.9	$1.3	$16.5	($2.6)	$10.6
(+) Net interest expense (income)	$0.5	($0.5)	$0.9	($1.3)	$0.4
(+) Income tax	$3.7	($0.3)	$8.8	($2.5)	$5.1
(+) Depreciation & amortization	$4.2	$3.8	$8.4	$7.5	$4.2
(+) Other (income) expense	$0.0	$1.1	($0.2)	$1.1	($0.2)
EBITDA	$14.3	$5.4	$34.4	$2.2	$20.1

(+) Non-cash stock compensation	$2.6	$3.4	$6.6	$11.8	$4.0
(+) Non-recurring expense	$0.3	$0.3	$0.3	$0.7	$0.0

Adjusted EBITDA	$17.2	$9.1	$41.3	$14.7	$24.1

Total revenue	$164.9	$125.5	$357.0	$238.5	$192.1
Pretax income margin	5.8%	0.8%	7.1%	-2.1%	8.2%
Net margin	3.6%	1.0%	4.6%	-1.1%	5.5%
Adjusted EBITDA margin	10.4%	7.3%	11.6%	6.2%	12.5%

Contacts

Investors:

Mike Cole
DocGo
949-444-1341
mike.cole@docgo.com
ir@docgo.com

Media:

Josh Rosenfeld
Avoq
908-770-7204
Jrosenfeld@teamavoq.com